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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

IRS INSTRUCTIONS
(SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE.)

    PURPOSE OF FORM. -- If you are required to file an information return with the Internal Revenue Service (the IRS) you must obtain your correct taxpayer identification number (TIN) to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an individual retirement account
(IRA). Use Form W-9 to furnish your correct TIN to the requester (the person asking you to furnish your TIN), and, when applicable (1) to certify that the TIN you are furnishing is correct (or that you are waiting for a number to be issued), (2) to certify that you are not subject to backup withholding, and (3) to claim exemption from backup withholding if you are an exempt payee.
Furnishing your correct TIN and making the appropriate certifications will prevent certain payments from being subject to backup withholding.

    NOTE: IF A REQUESTER GIVES YOU A FORM OTHER THAN A W-9 TO REQUEST YOUR TIN,
YOU MUST USE THE REQUESTER'S FORM.

    HOW TO OBTAIN A TIN. -- If you do not have a TIN, apply for one immediately.
To apply, get FORM SS-5, Application for Social Security Card (SSN) (for individuals), from your local office of the Social Security Administration, or FORM SS-4, Application for Employer Identification Number (EIN) (for businesses and all other entities), from your local IRS office.

    To complete Form W-9, if you do not have a TIN and have applied for one or intend to apply for one in the near future, write "Applied For" in the space for the TIN in Part I of the substitute Form W-9, sign and date the form, and give it to the requester. Generally, you will then have 60 days to obtain a TIN and furnish it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN to the requester. For reportable interest or dividend payments, the payer must exercise one of the following options concerning backup withholding during this 60-day period. Under option (1), a payer must backup withhold on any withdrawals you make from your account after 7 business days after the requester receives this form back from you. Under option (2), the payer must backup withhold on any reportable interest or dividend payments made to your account, regardless of whether you make any withdrawals. The backup withholding under option (2) must begin no later than 7 business days after the requester receives this form back. Under option (2), the payer is required to refund the amounts withheld if your certified TIN is received within the 60-day period and you were not subject to backup withholding during the period.

    NOTE: WRITING "APPLIED FOR" ON THE SUBSTITUTE FORM W-9 MEANS THAT YOU HAVE
ALREADY APPLIED FOR A TIN OR THAT YOU INTEND TO APPLY FOR ONE IN THE NEAR
FUTURE.

    As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date this form, and give it to the requester.

    WHAT IS BACKUP WITHHOLDING? -- Persons making certain payment to you after 1992 are required to withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee compensation, and certain payments from fishing boat operators, but do not include real estate transactions.

    If you give the requester your correct TIN, make the appropriate certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:

    (1) You do not furnish your TIN to the requester, or

    (2) The IRS notifies the requester that you furnished an incorrect TIN, or

    (3) You are notified by the IRS that you are subject to backup withholding because you failed to report all your interest and dividends on your tax return (for reportable interest and dividends only), or

    (4) You fail to certify to the requester that you are not subject to backup withholding under (3) above (for reportable interest and dividend accounts opened after 1983 only), or

    (5) You fail to certify your TIN. This applies only to reportable interest, dividend, broker or barter exchange accounts opened after 1983, or broker accounts considered inactive in 1983.

    Except as explained in (5) above, other reportable payments are subject to backup withholding only if (1) or (2) above applies. Certain payees and payments are exempt from backup withholding and information reporting. See PAYEES AND
PAYMENTS EXEMPT FROM BACKUP WITHHOLDING, below, and EXEMPT PAYEES AND PAYMENTS under SPECIFIC INSTRUCTIONS, on page 2, if you are an exempt payee

    PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING -- The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.

    (1) A corporation.

    (2) An organization exempt from tax under Section 501(a), or an IRA, or a custodial account under section 403(b)(7).

    (3) The United States or any of its agencies or instrumentalities.

    (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

    (5) A foreign government or any of the political subdivisions, agencies or instrumentalities.

    (6) An international organization or any of its agencies or instrumentalities.

    (7) A foreign central bank of issue.

    (8) A dealer in securities or commodities required to register in the U.S.
        or a possession of the U.S.

    (9) A futures commission merchant registered with the Commodity Futures
        Trading Commission.

    (10) A real estate investment trust.

    (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

    (12) A common trust fund operated by a bank under section 584(a).

    (13) A financial institution.

    (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporation
        Secretaries, Inc., Nominee List.

    (15) A trust exempt from tax under section 664 or described in section 4947.

    Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in trade or business in the U.S. and that have at least one nonresident partner.

    - Payments of patronage dividends not paid in money.

    - Payments made by certain foreign organizations.

    Payments of interest generally not subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals

    NOTE:  YOU MAY BE SUBJECT TO BACKUP WITHHOLDING IF THIS INTEREST IS $600 OR
MORE AND IS PAID IN THE COURSE OF THE PAYER'S TRADE OR BUSINESS AND YOU HAVE NOT
PROVIDED YOUR CORRECT TIN TO THE PAYER.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payments described in section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Mortgage interest paid by you.
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    Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044,
6045, 6049, 6050A and 6050N, and their regulations.

PENALTIES

    FAILURE TO FURNISH TIN. -- If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

    CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    MISUSE OF TINS. -- If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

SPECIFIC INSTRUCTIONS

    NAME. -- If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card and your new last name.

    If you are a sole proprietor, you must furnish your individual name and either your SSN or EIN. You may also enter your business's name. Enter your name(s) as shown on your social security card and/or as it was used to apply or your EIN on Form SS-4.

SIGNING THE CERTIFICATION. --

    (1) INTEREST, DIVIDEND, AND BARTER EXCHANGE ACCOUNTS OPENED BEFORE 1984 AND
BROKER ACCOUNTS CONSIDERED ACTIVE DURING 1983. -- You are requested to furnish your correct TIN, but you are not required to sign the certification.

    (2) INTEREST, DIVIDEND, BROKER AND BARTER EXCHANGE ACCOUNTS OPENED AFTER
1983 AND BROKER ACCOUNTS CONSIDERED INACTIVE DURING 1983. -- You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item (2) in the certification before signing the form.

    (3) REAL ESTATE TRANSACTIONS. -- You must sign the certification. You may cross out item (2) of the certification.

    (4) OTHER PAYMENTS. -- You are required to furnish your correct TIN, but you are not required to sign the certification unless you have been notified of an incorrect TIN. Other payments include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services, payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

    (5) MORTGAGE INTEREST PAID BY YOU, ACQUISITION OR ABANDONMENT OF SECURED
PROPERTY, OR IRA CONTRIBUTIONS. -- You are requested to furnish your correct
TIN, but you are not required to sign the certification.

    (6) EXEMPT PAYEES AND PAYMENTS. -- If you are exempt from backup withholding, you should complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in Part I, write "EXEMPT" in the block in
Part II, and sign and date the form. If you are a nonresident alien or foreign entity not subject to backup withholding, give the requester a completed Form
W-8. Certificate of Foreign Status.

    (7) "AWAITING TIN". -- Following the instructions under HOW TO OBTAIN A TIN, on page 1, write "Applied For" in the space for the TIN in Part I of the Substitute Form W-9 and sign and date the form.

    SIGNATURE. -- For a joint account, only the person whose TIN is shown in
Part I should sign the form.

    PRIVACY ACT NOTICE. -- Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a TIN to payer. Certain penalties may also apply.

                   WHAT NAME AND NUMBER TO GIVE THE REQUESTER

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                                         GIVE THE NAME
                                         AND
                                         SOCIAL SECURITY
                                         NUMBER OF:
FOR THIS TYPE OF ACCOUNT:
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       1.  Individual                    The individual
       2.  Two or more individuals       The actual owner of the
           (joint account)               account or, if
                                         combined funds, the
                                         first individual on the
                                         account(2)
       3.  Custodian account of a minor  The minor(2)
           (Uniform
           Gift to Minors Act)
       4.  A. The usual revocable        The grantor-trustee(1)
              savings trust (grantor is  The actual owner(1)
              also trustee)
           B. So-called trust account
           that is not a legal or valid
              trust under state law
       5.  Sole proprietorship           The owner(3)

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                                         GIVE THE NAME AND
                                         EMPLOYER
                                         IDENTIFICATION
                                         NUMBER OF:

FOR THIS TYPE OF ACCOUNT:
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       6.  Sole proprietorship           The owner(4)
       7.  A valid trust, estate or      Legal entity(4)
           pension trust
       8.  Corporate                     The corporation
       9.  Association, club,            The organization
           religious, charitable,
           educational, or other tax-
           exempt
           organization
      10.  Partnership                   The partnership
      11.  A broker or registered        The broker or nominee
           nominee
      12.  Account with the Department   The public entity
           of Agriculture in the name
           of a public entity (such as
           a state or local government,
           school district, or prison)
           that receives agricultural
           program payments

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Show the individual's name. You may also enter your business name. You may use your SSN or EIN.

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE
      CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

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